Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-109261 and No. 333-32819 of LOGIC Devices Incorporated on Form S-8 and Registration Statement No. 333-16591 of LOGIC Devices Incorporated on Form S-3 of our report, dated December 14, 2009, relating to our audit of the financial statements and financial statement schedule included in and incorporated by reference in the Annual Report on Form 10-K of LOGIC Devices Incorporated for the year ended September 30, 2009.

  /s/  Hein & Associates LLP

Irvine, CA

December 14, 2009